Exhibit (p)(2)

FIL Limited Code of Ethics and Policy on Inside Information

2013

FIL Limited

Code of Ethics

and Policy on Inside Information

FIL Ethics Office

https://www.coe.fil.com

Fidelity internal information

Contents

1 Code of Ethics for Personal Investing

Core (Non-Access) employees

Fund-Access employees

2 Policy on Inside Information

3 How We Enforce the Code

4 Key Concepts

Our commitment to Ethical Behaviour

FIL is committed to putting the interests of its clients and investors first and repaying the trust they place in us every day. That essential commitment gives rise to a number of values which guide FIL and which therefore guide the behaviour of all FIL employees. The detailed requirements of this policy articulate those values as they apply to your personal transactions in funds and other securities. However, there are other aspects of the relationship we have with our clients and investors.

The following values should govern the way you behave whilst employed by FIL and a failure to adhere to these will result in action being taken as outlined in the "How We Enforce the Code" section of this document. Some are dealt with in more detail in other documents such as our procedures around conflicts of interest, internet usage and other work related policies and you should familiarise yourself with these.

These values are to be observed in the spirit in which they were designed and the commentary provided below is not exhaustive.

You should not do something or fail to do something that has the effect of placing your personal interests above those of our clients and investors

This would include suppressing a client complaint if you are the subject of it, trading personally ahead of the funds when in possession of relevant information or providing false, incomplete or misleading information to clients to avoid personal embarrassment.

You should not use client or investor assets for personal gain

This would include directing client commission payments for personal profit, investing client funds in return for personal advantage or any other form of misappropriation of client money or other assets.

You should not use FIL's name, facilities or resources for any purpose other than those for which they were designed

This would include paying inflated amounts for goods or services to gain personal advantage, awarding research votes on other than an objective basis, or using FIL's name to gain privileged access to or discounts on services that are not available to all qualifying employees.

Important Note

How the Code of Ethics (which we are required to provide you with) applies to you will depend upon what category of employee you are. Most employees simply have to follow those rules which apply to all employees, also known as Core Employees (Non-Access). These requirements are highlighted in the Rules for Personal Investing - Core Employees section on page 4.

However, depending upon your role you can be categorised as a Fund-Access Employee. If you fall into this category you must follow those further rules which are located in the Rules for Personal Investing - Fund-Access Employees section on page 7.

Please note that you can also be placed within a specific category by designation of the Ethics Office.

Fact Sheets

Throughout the Code there are references to web-based fact sheets where you can get more detail. These fact sheets are available on the Online Ethics system (https://www.coe.fil.com).

A Guide to Preclearance

Approved Funds

Code of Ethics Forms

Compliance Contacts

Covered Person - When the Code applies to someone other than you

Disclosing Accounts holding Non-Covered Securities

Duplicate Reporting

Sanction and Appeals Process

Special Approvals - When you may be able to get relief from the Code

Trading within 60 days of an opposite transaction

Trading options within 60 days of an opposite transaction

Frequently Asked Questions

Key Concepts

Some terms have specific meanings in the Code - these are set out in Key Concepts on pages 16 and 17 and appear in the text as blue.

1 Code of Ethics for Personal Investing

The Code has rules about owning and trading securities for personal benefit. Some of the rules apply both to you and anyone else who is a covered person (see Key Concepts).

As a FIL employee you must not place your personal interest ahead of the interests of our clients, including the investors in our funds. You must therefore never take advantage of your relationship to the funds or FIL to benefit yourself or another party.

Because no set of rules can cover every situation it is critical that you follow the Key Principles. Any activity that compromises our integrity can harm FIL's reputation and may be reviewed by the Ethics Office and action taken.

Key Principles

1. You are expected to abide by the spirit as well as the letter of the Code.

2. You should always conduct your personal affairs in a manner that does not confiict or even appear to confiict with the obligations we owe our clients and our obligations to treat all of our clients fairly.

3. The Code applies both to you and those close to you and in whose financial affairs you may have an interest.

4. You should never use information obtained in your role at FIL for personal gain or pass it on to someone who may so use it.

5. You should never disclose or abuse confidential information as this could affect the interests of our clients.

6. You do not trade when in possession of sensitive fund information or inside information (for the same reason as above).

7. You must deal through a broker which provides duplicate reporting to FIL.

8. If you are a Fund-Access person you must obtain preclearance if necessary before placing an order.

9. You must complete all the necessary forms accurately and on time.

A final word...

It is up to you to behave responsibly and for you to follow the Code. Even if you have received some permission you still must make sure that what you plan to do is allowed under the Code. This is your personal responsibility.

Core Employees Summary

Code of Ethics for Personal Investing Policy on Inside Information

REQUIREMENTS

Acknowledging you understand the rules

Reporting violations to the Ethics Office

Disclosing covered accounts

Arranging duplicate reporting

Obtaining prior approval to serve as a director or trustee

PROHIBITIONS

Selling short

Trading restricted securities

Short term trading in FIL funds

Participating in an IPO

Using derivatives, structured instruments or spread betting to evade Code requirements

Spread betting on single securities or non-permissible indices

Trading ETFs on non-permissible indices

Trading in an account you do not own

Participating in investment clubs

Investing in hedge funds

Excessive trading

RULES

Advise Legal/Compliance immediately if you acquire inside information or information which might be inside information

Do not share inside information

Do not trade securities when you are aware of inside information

Safeguard inside and other sensitive information

Core Employees - Rules for Personal Investing

REQUIREMENTS

Acknowledging the rules

You will be required to complete a Code of Ethics Acknowledgement form within 10 days of starting at FIL and every year after, or if your classification is changed to Fund-Access during the year. You must confirm that:

• You understand and will follow the rules that apply to you.

• You authorise FIL to obtain and monitor data regarding your transactions covered by the Code.

• You will follow any new or existing rules that apply to you in the future.

As well as the Code you must follow any securities laws to which you are subject.

Reporting violations

If you become aware that you, or someone else, has violated the Code, you must promptly report this to the Ethics Office.

Disclosing accounts

The Code covers accounts in your name and also those of any other covered person.

You must disclose all covered accounts (accounts holding or intended to hold covered securities) to FIL within 10 days of starting or immediately upon opening a new account.

If you have a covered account that is managed by a professional third party who has discretionary trading authority you will require approval from the Ethics Office to maintain this account.

Although all FIL funds are classed as covered securities, core employees are not required to disclose accounts holding only FIL funds (except for FIL managed closed-end funds). This exemption applies to accounts, including pension accounts, at FIL or outside of FIL. You also do not need to arrange for duplicate reporting for these accounts.

However, accounts holding FIL managed closed-end funds (such as UK Investment Trusts) still have to be disclosed, even if held at FIL (e.g. in ISA, FundsNetworkTM, FFB accounts etc.). Duplicate reporting is required for these accounts.

Every year you will receive a request for the required information in the form of an Annual Acknowledgement.

Duplicate Reporting

You must arrange for duplicate reports of trades and account statements to be provided by your broker. The relevant ´Duplicate Reporting' request form is available on the Online Ethics System.

* Duplicate reporting

Serving as a director/trustee

Unless you have prior approval from the Ethics Office, you may not serve as a director or trustee of a publicly traded company or a non-FIL private company that has or may issue shares. The request must go to your manager and local Ethics Office and approval will be dependent on there being no conflict between the role and the interests of our clients and funds.

PROHIBITIONS

Selling short

In any covered account, the short position in a particular covered security may not be greater than the shares of that security held in that account.

Trading restricted securities

You and any other covered person may not trade a restricted security. If you have been told specifically not to trade a security, then you must not trade it until the restriction is lifted.

Short Term Trading in FIL Funds

Trading in and out of a FIL fund within a 30-day period is prohibited. If the fund prospectus places a stricter obligation then this stricter rule will apply. The basic rule for identifying which shares you have sold is what is sometimes referred to as "LIFO", which stands for "Last In First Out". In other words, you are treated as having sold first the shares you acquired most recently.

Breaches will mean you have to surrender any profit and other sanctions may apply. For the avoidance of doubt, this prohibition applies to FIL funds held in all your FIL accounts, including your pension account. This prohibition does not apply to FIL money market funds.

* Covered Person - When the Code applies to you or someone other than you.

* Code of Ethics Forms.

FIDUCIARY DUTY

Your responsibility to place FIL clients first is a fiduciary duty you must observe. This means never placing your personal interests ahead of those of any FIL fund.

DISCLOSURE

Core Employees must complete an Annual Acknowledgement.

Core Employees - Rules for Personal Investing

Participating in an IPO

You and any other covered person are not allowed to participate in an initial public offering of securities (IPO). The rule applies to equity and corporate debt securities, free stock offers through the internet and lotteries for allotments of shares in an IPO. There are exceptions that can be made for certain circumstances (see below) and you will need special approval from your local Ethics Office. You may not participate without such approval.

Use of derivatives, structured instruments and spread betting

If something is prohibited under the Code, it is also prohibited to attempt to accomplish the same thing through the use of derivatives (including options, futures etc.), structured products and spread betting. Trading in options, futures etc. on indices is only allowed if based on a permissible index.

Spread Betting

Spread betting on single securities, non-permissible indices or other similar scenarios is not permitted.

Exchange Traded Funds ("ETFs") on Non-Permissible Indices

You and any other covered person may not trade an exchange traded fund ("ETF") unless it is based on a permissible index or on one or more non-covered securities. This prohibition includes other exchange traded products including certificates and notes.

Trading an account you do not own

You or any other covered person may not have authority to trade, place or direct trades of covered securities in an account not owned by you or any other covered person which is not a covered account. With prior approval from your Ethics Office, you or any other covered person can have authority over a non-covered account owned by a member of your family, but this may be subject to restrictions that will be advised at the time. Until such approval is received you or any other covered person must not trade, direct or place deals on the account.

Investment clubs

You or any other covered person may not participate in or advise an investment club or similar arrangement.

Hedge Funds

You or any other covered person may not invest in a hedge fund.

Excessive Trading

This is a strongly discouraged. In general, if you and any other covered person trade more than a total of 25 trades a quarter in covered securities (other than open-ended funds), you should expect additional scrutiny of such trades. We monitor trading activity and may require you to limit the number of trades.

SHORT STRATEGIES

Short strategies involving options, futures, ETFs and structured notes based on permissible indices or non- covered securities are permitted.

SPECIAL APPROVAL

In order to request prior approval for an exception from the Code, complete a Special Approval Request Form (available at (https://www.coe.fil.com) under Code of Ethics Forms).

IPO EXECEPTIONS

You may be able to obtain approval if:

• You or any other covered person have been offered shares as you already have equity in the company.

•You or any other covered person are a policyholder or depositor of a mutual company that is demutualising.

•A covered person has been offered the shares as an employee.

Fund-Access Employees Summary

Code of Ethics for Personal Investing

REQUIREMENTS

Acknowledging you understand the rules

Reporting violations to the Ethics Office

Disclosing securities accounts, holdings and transactions in covered securities

Arranging duplicate reporting

Obtaining prior approval to serve as a director or trustee

Obtaining prior approval to invest in private placements or private securities

Obtaining preclearance approval prior to trading

Disclosing trading opportunities to the funds before personally trading (i.e. Affirmative Duty)

PROHIBITIONS

Selling short

Trading restricted securities

Short term trading in FIL Funds

Participating in an IPO

Using derivatives, structured instruments and spread betting to evade Code requirements

Spread betting on single securities and non-permissible indices

Trading ETFs on non-permissible indices

Trading in an account you do not own

Participating in investment clubs

Investing in hedge funds

Excessive trading

Profiting from knowledge of fund transactions

Influencing a fund to benefit yourself or others

Trading within 60 days of an opposite transaction

Trading within 7 days of a fund you manage

Trading after a research note

Buying restricted securities in broker-dealers

RULES

Advise Legal/Compliance immediately if you acquire inside information or information which might be inside information

Do not share inside information

Do not trade securities when you are aware of inside information

Safeguard inside and other sensitive information

Fund-Access Employees - Rules for Personal Investing

Fund-Access employees are employees with access to confidential fund information and/or with the power to influence the conduct of a fund including those in and working with employees of investment management systems and operations; pricing and fund administration; oversight; fund managers, research analysts, traders and any others involved in handling or directing trades in the funds.

REQUIREMENTS

Acknowledging the rules

You will be required to complete a Code of Ethics Acknowledgement form within 10 days of starting at FIL and every year after. You must confirm that:

•You understand and will follow the rules that apply to you.

•You authorise FIL to obtain and monitor data regarding your transactions covered by the Code.

•You will follow any new or existing rules that apply to you in the future.

As well as the Code you must follow any securities laws to which you are subject.

Reporting violations

If you become aware that you, or someone else, has violated the Code, you must promptly report this to the Ethics Office.

Disclosing securities accounts, holdings and transactions in covered securities

The Code covers accounts and holdings in your name and also those of any other covered person.

You must disclose:

All covered accounts (accounts holding or intending to hold covered securities) to FIL within 10 days of starting or immediately upon opening a new account.

Any other type of securities account under the name or control of a covered person, including accounts holding non-covered securities (such as shares of "Approved Funds", commodities or other investment products managed by another company). Duplicate reporting is not required for these accounts.

Any holdings of covered securities held in or outside a covered account (including covered securities purchased through an automatic investment plan).

If you have a covered account that is managed by a professional third party who has discretionary trading authority you will require approval from the Ethics Office to maintain this account.

* Disclosing accounts holding non-covered securities

Although all FIL funds are classed as covered securities, you do not need to disclose holdings in FIL funds (except for FIL managed closed-end funds) when held at FIL (e.g. in ISA, FundsNetwork™, FFB accounts etc). You do, however, need to disclose the relevant account.

Please note, this exception does not apply to FIL managed closed-end funds, such as UK Investment Trusts, where holdings have to be disclosed whether held at FIL or not. Shares in FMR Funds held in covered accounts must also be disclosed.

Information must be current as of a date no more than 45 days prior to the date you became a Fund-Access person (with respect to the initial report) and no more than 45 days prior to the date of each annual report.

You must complete a Quarterly Trade Verification ("QTV") form of transactions in covered securities each quarter as directed and within the time limit set out. Please note that all transactions in covered securities should be disclosed, even those excused from the preclearance requirement (e.g. exchange traded funds ("ETFs")). The QTV should include any transactions subsequent to the holdings reported on the Annual Acknowledgement.

If you trade covered securities through an automatic investment plan you should report such transactions on your QTV form. If you give or receive covered securities other than through trading (e.g. via a gift or inheritance) you should also include these on the QTV.

Serving as a director/trustee

Unless you have prior approval from the Ethics Office, you may not serve as a director or trustee of a publicly traded company or a non-FIL private company that has or may issue shares. The request must go to your manager and local Ethics Office and approval will be dependent on there being no conflict between the role and the interests of our clients and funds.

SHORT STRATEGIES

Short strategies involving options, futures, ETFs and structured notes based on permissible indices or non- covered securities are permitted.

SPECIAL APPROVAL

In order to request prior approval for an exception from the Code, complete a Special Approval Request Form (available at (https://www.coe.fil.com) under Code of Ethics Forms).

IPO EXECEPTIONS

You may be able to obtain approval if:

• You or any other covered person have been offered shares as you already have equity in the company.

•You or any other covered person are a policyholder or depositor of a mutual company that is demutualising.

•A covered person has been offered the shares as an employee.

Fund-Access Employees - Rules for Personal Investing

Duplicate Reporting

You must arrange for duplicate reports of trades and account statements to be provided by your broker. The relevant ´Duplicate Reporting' request form is available on the Online Ethics System.

Preclearance

The preclearance process is designed to reduce the possibility of conflicts between your trades and the funds.

The rules of preclearance

• You and any covered person must clear in advance all orders to buy or sell a covered security.

• Preclearance is valid only for the day given and may not be carried over (placing good until-cancelled orders is not permitted).

• If your order is not completed by end of day in the market you are trading, any uncompleted part must be cancelled to avoid a violation.

Your commitment

In seeking preclearance you are giving your word that:

• You do not have any inside information (see Policy).

• You are not using knowledge of actual or potential fund trades.

• You believe that the trade is available to all investors on the same terms.

• You will provide any information regarding the trade requested by your Ethics Office.

* Code of Ethics Forms

* Duplicate reporting

Securities which are excused from preclearance

• Shares of FIL funds, but not FIL managed closed-end funds, such as UK Investment Trusts, which are subject to preclearance

• Government securities and securities issued by government agencies which have a remaining maturity of one year or less

• Options, futures and warrants on permissible Indices

• Structured products and ETFs based on permissible Indices or non-covered securities

• Securities transfered as a gift or donation

• Automatic dividend reinvestments

• Rights' subscriptions, i.e. taking up a rights issue where you are an existing holder (but the sale of such rights are not excused from preclearance)

• Exchange traded currency derivatives

• Routine automatic investment plan investments

• Exercise of employee stock options (but any resulting sale after the vesting date of the underlying security in the market requires preclearance)

Note: The above securities must still be reported on your Quarterly Trade Verification form.

* A Guide to Preclearance.

Affirmative Duty

If you have material information on an investment in which the funds might be interested you must inform the relevant investment professionals before acting upon it for your own account or any fund that you manage.

Any personal holding by a covered person in a covered security should be disclosed if you are advising someone making an investment decision on that security.

PRECLEARANCE

Preclearance is available during market hours of the relevant security (except for a period of time - usually 75 minutes after market opening - to allow for the placement of fund orders).

EXCEPTIONS TO PRECLEARANCE

You may be able to obtain prior approval from your local Ethics Office to trade without preclearance if:

• The covered account is managed by a professional third party who has discretionary trading authority

• Repeated rejection of preclearance is causing significant hardship.

• The trade cannot be executed on the same day of instruction.

CORPORATE ACTIONS

Corporate Actions may require special approval, please contact your local Ethics Office before participating.

Fund-Access Employees - Rules for Personal Investing

PROHIBITIONS

Selling short

In any covered account, the short position in a particular covered security may not be greater than the shares of that security held in that account.

Trading restricted securities

You and any other covered person may not trade a restricted security. If you have been told specifically not to trade a security, then you must not trade it until the restriction is lifted.

Short Term Trading in FIL Funds

Trading in and out of a FIL fund within a 30-day period is prohibited. If the fund prospectus places a stricter obligation then this stricter rule will apply. The basic rule for identifying which shares you have sold is what is sometimes referred to as "LIFO", which stands for "Last In First Out". In other words, you are treated as having sold first the shares you acquired most recently.

Breaches will mean you have to surrender any profit and other sanctions may apply. For the avoidance of doubt, this prohibition applies to FIL funds held in all your FIL accounts, including your pension account. This prohibition does not apply to FIL money market funds.

Participating in an IPO

You and any other covered person are not allowed to participate in an initial public offering of securities (IPO). The rule applies to equity and corporate debt securities, free stock offers through the internet and lotteries for allotments of shares in an IPO. There are exceptions that can be made for certain circumstances (see below) and you will need special approval from your local Ethics Office. You may not participate without such approval.

Use of derivatives, structured instruments and spread betting

If something is prohibited under the Code, or by the preclearance system, it is also prohibited to attempt to accomplish the same thing through the use of derivatives (including options, futures etc.), structured products and spread betting. Trading in options, futures etc. on indices is only allowed if based on a permissible index.

Spread Betting

Spread betting on single securities, non-permissible indices or other similar scenarios is not permitted.

Trading an account you do not own

You or any other covered person may not have authority to trade, place or direct trades of covered securities in an account not owned by you or any other covered person which is not a covered account. With prior approval from your Ethics Office, you or any other covered person can have authority over a non-covered account owned by a member of your family, but this may be subject to restrictions that will be advised at the time. Until such approval is received you or any other covered person must not trade, direct or place deals on the account.

Investment clubs

No covered person may participate in or advise an investment club or similar arrangement.

Hedge Funds

You or any other covered person may not invest in a hedge fund.

Excessive Trading

This is a strongly discouraged. In general, if you and any other covered person trade more than a total of 25 trades a quarter in covered securities (other than open-ended funds), you should expect additional scrutiny of such trades. We monitor trading activity and may require you to limit the number of trades.

Profiting from fund knowledge

You may not use your knowledge of trades or holdings in FIL funds or FMR funds for personal benefit.

Influencing a fund to benefit yourself or others

You must not influence the conduct of a FIL fund for the benefit of anyone other than relevant shareholders and clients (for example by causing it to trade so as to improve the value of a stock you or another person holds).

Exchange Traded Funds ("ETFs") on Non-Permissible Indices

You and any other covered person may not trade an exchange traded fund ("ETF") unless it is based on a permissible index or on one or more non-covered securities. This prohibition includes other exchange traded products including certificates and notes.

A WORD OF CAUTION

If you use covered securities as security for a loan (including margin accounts) there is no guarantee that you will receive preclearance or any other required permission to trade when you want to liquidate a holding to meet a call.

Also note that the 60 day gains rule applies to liquidations as do the insider trading rules. Failure to make a call could place you in default.

You should consider these constraints before setting up such arrangements.

STRUCTURED PRODUCTS ISSUED AS PRIVATE SECURITIES

Investment in structured products based on permissible indices or non-covered securities and issued through private placement does not require prior approval from the Ethics Office.

Fund-Access Employees - Rules for Personal Investing

Trading within 60 days of an opposite transaction

You may not enter into an opposite transaction of a covered security across any of you and your covered person's accounts within 60 days of the previous transaction. The basic rule for identifying which shares you have sold or repurchased is what is sometimes referred to as "LIFO", which stands for "Last In First Out". In other words, you are treated as having sold first the shares you acquired most recently or having repurchased the shares you have sold most recently.

If you do enter into such a transaction you may be sanctioned and any gain resulting (or loss avoided) may be forfeit. Gains will be calculated based on the earliest transaction within the 60 day period.

This rule does not apply to transactions in:

• Shares of FIL funds and FMR funds but not FIL managed closed-end funds, such as UK Investment Trusts which are subject to the 60 day rule - see also Short Term Trading in FIL funds rule

• Government securities and securities issued by government agencies which have a remaining maturity of one year or less

• Options, futures and warrants on permissible indices

• Structured products and ETFs based on permissible indices or non-covered securities

• Securities transferred as a gift

• Automatic dividend reinvestments

• Exchange traded currency derivatives

• Routine automatic investment plan investments

A further exception is available with the prior approval of your local Ethics Office if this rule would prevent you realising a tax loss on the proposed trade. Approval will take into account fund trading and other preclearance tests.

*Trading within 60 days of an opposite transaction.

*Trading options within 60 days of an opposite transaction.

Trading within 7 days of a fund

If you are responsible for managing a FIL fund (including pilot funds) neither you nor any other covered person are allowed to trade within seven calendar days before or after a trade is executed in any covered security of the same issuer (or equivalent security) by any of the funds you manage.

If within seven days after a personal trade you wish to trade the same security for the fund you must do so if it is in the best interests of the fund. The circumstances will be reviewed and you may be required to provide an explanation.

This rule does not apply to transactions in:

• Shares of FIL funds and FMR funds but not FIL managed closed-end funds, such as UK Investment Trusts

• Government securities and securities issued by government agencies which have a remaining maturity of one year or less

• Options, futures and warrants on permissible Indices

• Structured products and ETFs based on permissible Indices or non-covered securities

• Securities transferred as a gift

• Automatic dividend reinvestments

• Exchange traded currency derivatives

• Routine automatic investment plan investments

Trading after a research note

You may not trade a covered security of an issuer until two full business days have passed since the last FIL or FMR research note on that issuer. (This rule is tested during preclearance.)

Buying securities in broker-dealers

No covered person may buy the securities of a broker-dealer or its parent company if the securities have been restricted by FIL. (This rule is tested during preclearance.)

Private Securities

You and any covered person must get prior approval from your local Ethics Office before investing in any private placement or other private securities not issued by FIL. The form can be found on the Online Ethics system.

2 Policy on Inside Information

The purpose of these rules is to ensure compliance with securities laws by prohibiting anyone from trading any security while in possession of material, non-public information about that security or its issuer. They also explain how to handle any information you do get to protect you and FIL and how to prevent unauthorized use or dissemination.

REQUIREMENTS

Advise Legal/Compliance immediately if you acquire inside information or information which might be inside information.

If this happens as part of your job or otherwise, you must immediately advise the relevant Legal or Compliance contact and no one else (not even your manager).

The Legal or Compliance contact will (using a lawyer where appropriate) advise you:

• if the material is inside information, and

• what steps to take.

You must not:

• Disclose the inside information or the fact you have it to anyone other than the Legal or Compliance contact and any designated lawyer (unless you have been advised otherwise), even if you believe such disclosure is harmless.

• Trade or cause anyone else to trade in the security about which you have inside information (whether for a fund, account or in a personal capacity) regardless of whether or not you might have a financial interest in the trade.

You must:

• Co-operate fully with the Legal or Compliance contact, Ethics Office and any designated lawyer including signing any confidentiality agreements.

• Retain any documentation relating to the information until you receive legal advice that it may be discarded.

* Compliance contacts.

INSIDE INFORMATION

This is any information about the issuer of a security, or the security itself that is both material and non-public.

You must consider information to be material if:

It is reasonable to expect the price of the security (or a correlated security) would change if the information were public; or there is a substantial likelihood that a reasonable investor would consider the information important in making investment decisions.

You should consider information to be non-public if it is not generally available to the public in a widely used medium, such as a press release.

ALWAYS CHECK before acting on or sharing any information that may potentially be inside information.

Policy on Inside Information - continued

Safeguarding inside and other sensitive information

You are responsible for safeguarding inside and other sensitive information from unauthorised disclosure. Appropriate precautions should be part of your daily awareness and workplace routines including:

• Never discussing inside or other sensitive information in public places.

• Storing sensitive documents in a secure place. Not leaving sensitive documents in copiers or meeting rooms or in view on your desk unless access to the desk is controlled.

• Using passwords to protect information stored on computer and changing them regularly.

• Disposing of sensitive documents using secure means such as shredders or designated waste bins (see also: the Information Security Resource Centre on the FIL Intranet).

The importance of Internal Information Barriers

Just as it is essential that individual employees handle any inside information responsibly, it is essential to FIL's efficient functioning that certain areas are not compromised by having inside information. This is achieved by a system of internal information barriers of which these procedures form an essential part. Following these rules not only protects you, but is also essential to maintaining FIL's integrity and reputation.

The Code and Securities Laws

Trading on or sharing inside information is a serious violation not just of this Code but of the law - in some territories the criminal law. FIL will be vigilant in its enforcement efforts and employees who breach these rules will be subject to disciplinary action, potentially including dismissal. This would be in addition to any sanction handed out by local regulators or courts. There are detailed policies and procedures for the handling of inside information applicable to each region in which FIL operates. For more information, contact your local Legal and Compliance representative.

Inside Information and the Workplace

There are a number of ways employees might come across inside information - for example:

• By hearing it from personal sources such as a spouse or friend working at a public company or overhearing the conversation of a stranger in a lift or bar.

• Because of your work, a broker or public company may knowingly or unwittingly pass on inside information in a business conversation.

• You may be involved in negotiations for a contract or business venture between FIL and a public company the substance of which, the existence of which, or the potential for which, could be price sensitive or constitute inside information.

• From a customer when trading on their account; or

• A securities issuer may want to seek FIL's views on a proposed corporate action or change of CEO.

It is quite easy to come into possession of inside information, but far more difficult to get rid of it. Avoidance is the best defence, but if you do receive inside information you must follow FIL's procedures.

3 How We Enforce the Code

The Ethics Office

The Ethics Office regularly reviews the forms and reports it receives. If you are asked to provide further information or justifications it is in your interest to do so promptly, completely and accurately.

Special Approvals

In cases where you believe that you may qualify for an exception referred to in the Code you must seek prior approval from the Ethics Office. Similarly you must apply if you believe that an exception is justified because of your particular circumstances. To request special approval, you must complete the Special Approval Request Form. Approval may not always be given. The processing time for Special Approval requests is normally 5 business days of receipt of all required documentation.

When granted, special approvals may have conditions attached and may be for a limited period. They will in any event be subject to review and may be withdrawn.

*Special Approvals - when you may be able to get relief from the Code.

Violations

If it is determined that you or any other covered person has broken the Code, FIL has a variety of sanctions available to it which may take the form of one or any combination of the following:

• A sanction letter on your personal record

• A fine or other financial penalty

• A limitation or ban on personal trading for a period

• Dismissal from employment

• Referral to civil or criminal authorities

Before any sanction is applied, you will be provided with an opportunity to explain your conduct and make a representation. You will be advised before making your representation of the potential sanction that might be applied to the violation.

Serious cases and those involving senior executives may be considered by the FIL Ethics Oversight Group formed of senior representatives from the business, support and oversight areas.

We may take into account any relevant past conduct of the employee, such as prior breaches, as well as whether the violation has been reported at the employee's own initiative.

We will strive to be fair and consistent both in terms of the particular circumstances of the case and FIL's overall policy on discipline.

FIL's interpretation of the requirements of the Code will take into account all relevant material and will be regarded as final.

Appeals

If you believe that a request for a special approval has been incorrectly denied or an inappropriate sanction applied to you, there is an appeal process.

Within a reasonable period, usually five days of the decision, you should provide the Ethics Office with an explanation for your seeking a review, including any factors which may not have previously been considered.

You may seek a personal meeting on the matter and bring a personal representative.

In cases of a very serious sanction, any appeal will be handled in accordance with local employment procedures.

*Sanction and Appeals Process.

4 Key Concepts

Approved Funds

Regulated non-FIL mutual funds in Approved Jurisdictions provided that:

• Shares may be redeemed on demand.

• The net asset value (NAV) of the fund is calculated on a daily basis.

• Shares are issued and redeemed on a "forward pricing basis" at the NAV next determined after the buy or sell order.

Any other fund approved by the FIL Ethics Office.

* Approved Funds

Approved Jurisdictions

Those where FIL has fund management operations as well as all member countries of the European Union, the United States and Canada.

Automatic Investment Plan

A program in which regular purchases are made automatically according to a set schedule and allocation, including monthly savings plans.

Covered Account

Includes any account which does or is intended to hold covered securities (including FIL and FMR funds) and which belongs to one or more of the following:

• A covered person;

• A company where a covered person is a controlling shareholder or directs its investment decisions;

• A trust where you or any other covered person are:

(i) A beneficiary and make investment decisions; or

(ii) A trustee and you either might benefit from the trust or an immediate family member is a beneficiary; or

(iii) A settlor where you can revoke the trust and where you make investment decisions;

• Any undertaking or account in which you or any other covered person has an opportunity to directly or indirectly profit or share in any profit derived from a securities transaction or receive a benefit from a securities transaction.

• An account over which you or any other covered person have a power of attorney or otherwise control, such accounts only being permitted with the approval of the Ethics Office (see pages 6 and 10).

As well as trading accounts, covered accounts include accounts with shares of FIL funds and FMR funds such as accounts held at FIL, FFB or FundsNetwork™. These must include wrap accounts (for example the UK ISA, French PEA and unit-linked life policies and investment bonds, etc.) but not your FIL pension scheme account.

[Please note that with prior written approval from the Ethics Office an account may be excluded from this if you have no investment influence, such as a blind trust].

Covered Person

FIL is concerned not only that you observe the requirements of the Code, but also, that those in whose affairs you are actively involved, observe the Code. This means that the Code can apply to persons owning assets over which you have control or influence or in which you have an opportunity to directly or indirectly profit or share in any profit derived from a securities transaction.

This includes:

• You and your spouse/domestic partner who shares your household.

• Any other immediate family member who shares your household and is under 18 or is financially supported by you (immediate family member includes children, step-children, grandchildren, parents, step-parents, grand-parents, siblings, and parents- children- and siblings in law).

• Anyone else the Ethics Office has designated a covered person.

This is not an exclusive list and a covered person may include, for example, immediate family members who live with you but who you do not financially support, or who you financially support, or who financially support you but do not live with you. If you have any doubt as to whether a person would be considered a covered person under the Code, contact your local Ethics Office.

*Covered Person - When the Code applies to you or someone other than you.

Key Concepts - continued

Covered securities

Securities in which you or any other covered person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such securities, including:

• Shares (public and private companies)

• Government securities

• Corporate and municipal bonds

• Convertible bonds

• Shares of FIL funds and FMR funds unless excluded below

• Shares of open-ended funds that are non-FIL funds unless an Approved Fund

• Shares in Exchange Traded Funds (ETFs)

• Shares in closed-end funds (including UK Investment Trusts)

• Options and futures on securities and securities indices

• Single stock futures

• Exchange traded currency derivatives

• Structured Products

• Any other security not specifically excluded

Non-Covered securities

• Shares of Approved Funds

• Shares of money market funds (including where they are FIL funds and FMR funds)

• National Savings Certificates issued by the Post Office of India

• Money market instruments

• Currencies and derivatives thereof (unless they are traded on an exchange)

• Commodities, options and futures on commodities that are traded on a commodities exchange

• Shares or other securities in FIL or its affilliates

• US Treasury securities

• Obligations of US Government agencies with remaining maturities of one year or less

FIL

FIL Limited and its subsidiaries.

FIL fund

Any fund, account or asset pool advised or sub-advised by FIL or an affiliate (other than an FMR fund), including FIL managed closed-end funds, such as UK Investment Trusts. Please note, however, that not all FIL funds are treated in the same way under this Policy.

FMR

FMR LLC and its subsidiaries.

FMR fund

Any fund, account or asset pool advised or sub-advised by FMR or an affiliate (other than a FIL fund).

FundsNetwork™

All Funds platforms operated by FIL.

FFB

FIL Fondsbank GmbH

Hedge fund

Hedge fund investments are not permitted. Please contact your local Ethics Office for advice if you want to confirm whether a fund is considered a hedge fund or not.

Non-FIL fund

Any open-ended fund that is not a FIL fund or an FMR fund

The Online Ethics System

The link to the online FIL Code of Ethics system, supporting policies, procedures and fact sheets is https://www.coe.fil.com.

Permissible Indices

Any official index which has a minimum of 30 components with no one component representing more than 25% of the index at the time of purchase.

Web-Based Fact Sheets

Throughout the Code there are references to web-based fact sheets where you can get more detail on some of the policies and key concepts of the Code. These fact sheets are available on the Online Ethics System (https://www.coe.fil.com).